CONTRATO DE ARRENDAMIENTO QUE CELEBRAN POR UNA PARTE NATALIA SOFIA PRESNO RUBIN , MARIO RAUL PRESNO RUBIN Y MANUEL FERNANDEZ FERNANDEZ A QUIEN EN LO SUCESIVO Y PARA EFECTOS DE EL PRESENTE CONTRATO SE LE DENOMINARA LOS ARRENDADORES, Y POR LA OTRA PARTE A JPM PANTERA, S.A. DE C.V. REPRESENTADA POR LA SRA. MARIA LUISA LOZANO GARCIA EN SU CARACTER DE ADMINISTRADORA UNICA, A QUIEN EN LO SUCESIVO SE LE DENOMINARA EL ARRENDATARIO AL TENOR DE LA SIGUIENTES:

                           D E C L A R A C I O N E S :

1.- DECLARAN  LOS  ARRENDADORES:

A).- QUE SON PERSONAS FISICAS CONSTITUIDAS Y EXISTENTES AL AMPARO DE LAS LEYES DE LA REPUBLICA MEXICANA MEDIANTE REGISTRO FEDERAL DE CONTRIBUYENTES COMO
     SIGUE:

NATALIA SOFIA PRESNO RUBIN                              PERN-760528-6QA
MARIO RAUL PRESNO RUBIN                                 PERM-740830-CN2
MANUEL FERNANDEZ FERNANDEZ                              FEFM-560306-IAO

B).- QUE LOS MISMOS TENIEN SUS DOMICILIOS FISCALES COMO SIGUEN:


NATALIA SOFIA PRESNO RUBIN       AVE. GUADALUPE # 4548            ZAPOPAN, JAL.
MARIO RAUL PRESNO RUBIN          AVE. GUADALUPE # 4548            ZAPOPAN, JAL.
MANUEL FERNANDEZ FERNANDEZ       JUAREZ # 103                     MEXICO, D.F.

Y QUE SE ENCUENTRAN AL CORRIENTE EN SUS OBLIGACIONES FISCALES.

C).- QUE SON ARRENDADORES CON DERECHO A SUB-ARRENDAR LAS BODEGAS Y OFICINAS UBICADAS EN FELIX ROUGIER # 196 Y MONTEMORELOS # 121 DEL FRACC. LOMA BONITA DE ESTA CIUDAD LA CUAL TIENEN UNA SUPERFICIE DE 28,153 SQ.FT. ANEXANDOSE AL PRESENTE UN PLANO DE SU LOCALIZACION, FIRMADO POR AMBAS PARTES. LA MISMA SE ENCUENTRA AL CORRIENTE EN SUS PAGOS DE OBLIGACIONES FISCALES E INSCRITO EN EL IMPUESTO PREDIAL BAJO EL # 115725.

D).- QUE ES SU DESEO CELEBRAR EL PRESENTE CONTRATO PARA LO CUAL EL ARRENDATARIO PUEDA DISPONER LIBREMENTE DEL INMUEBLE DE REFERENCIA, MISMO QUE SERA DESTINADO PARA LOS FINES QUE PRETENDA.

11.- DECLARA EL ARRENDATARIO POR CONDUCTO DE SU REPRESENTANTE LEGAL:

A).- QUE ES UNA SOCIEDAD MERCANTIL DEBIDAMENTE CONSTITUIDA Y ORGANIZADA CONFORME A LAS LEYES DE LA REPUBLICA MEXICANA, MEDIANTE ESCRITURA PUBLICA # 2 DE LA CIUDAD DE GUADALAJARA, JAL., LIC. GUILLERMO MARTINEZ UGARTE E INSCRITA EN EL REG. FEDERAL PUBLICO DE LA PROPIEDAD Y DE COMERCIO DE GUADALAJARA, JAL., EL DIA 30 DE AGOSTO DE 1985, REG. BAJO INSCRIPCION 102-103 TOMO 180 DEL LIBRO PRIMERO DEL REGISTRO DE COMERCIO, AGREGO 48 AL APENDICE 542 DE ESTE LIBRO DE DOCUMENTACION RESPECTIVA. LOS REGISTRO SE PAGARAN BAJO REF. ING. # L-554105.

B).- QUE LA MISMA SE ENCUENTRA AL CORRIENTE EN EL PAGO DE SUS OBLIGACIONES FISCALES E INSCRITA EN EL REG. FEDERAL DE CONTRIBUYENTES BAJO EL # JPA 850808 AK7 Y CONTANDO CON SU REGISTRO PATRONAL DEL I.M.S.S. R-12-15-466-10 TENIENDO SU DOMICILIO SOCIAL EN MONTEMORELOS # 121 DEL FRACC. LOMA BONITA EN ZAPOPAN, JAL.

C).- QUE CUENTA CON LAS FACULTADES NECESARIAS, PARA OBLIGAR A SU REPRESENTADO A LOS TERMINOS DE EL PRESENTE INSTRUMENTO, LAS CUALES ESTAN CONSTITUIDAS EN LA ESCRITURA PUBLICA # 10,813 DE FECHA 8 DE AGOSTO DE 1985 OTORGADA POR EL NOTARIO PUBLICO # 2 DE LA CIUDAD DE GUADALAJARA, JAL., LIC GUILLERMO MARTINEZ UGARTE.

D).- QUE PARA EL  DESARROLLO  DE SUS  ACTIVIDADES  COMERCIALES,  CON ESTA  FECHA
     SOLICITA Y DESEA TOMAR EN ARRENDAMIENTO LAS BODEGAS Y OFICINAS A QUE HACEMOS REFERENCIA EN LA DECLARACION PRIMERA INCISO C) MISMO QUE REUNE LAS CONDICIONES REQUERIDAS POR MI MANDANTE.

111.- TOMANDO EN CONSIDERACION LO ANTERIOR EXPUESTO, AMBAS PARTES ESTAN DE ACUERDO, EN CELEBRAR EL PRESENTE CONTRATO OBLIGANDOSE PARA TAL EFECTO AL TENOR DE LAS SIGUIENTES:

                               C L A U S U L A S :

     PRIMERA.- SE RECONOCEN MUTUAMENTE LAS PERSONALIDADES QUE COMPARECEN LOS APODERADOS Y MANIFIESTAN QUE LAS FACULTADES QUE TIENEN CONFERIDAS HASTA LA FECHA NO LES HAN SIDO REBOCADAS, RESTRINGIDAS O MODIFICADAS EN FORMA ALGUNA.

     SEGUNDA.- LOS ARRENDADORES OTORGAN EN ARRENDAMIENTO A EL ARRENDATARIO Y ESTE RECIBE A SU MAS ENTERA SATISFACCION BAJO EL CARACTER QUE OSTENTA EN EL CONTRATO, DE LAS BODEGAS Y OFICINAS QUE SE CITA EN LA DECLARACION PRIMERA INCISO
C).

     TERCERA.- EL PLAZO DE ARRENDAMIENTO SERA DE CINCO ANOS A PARTIR DEL DIA 23 DE ABRIL DE 1996 CONCLUYENDO EL DIA 22 DE ABRIL DEL 2001.

     CUARTA.- LA RENTA MENSUAL SERA POR LA CANTIDAD DE $ 50,380.00 ( CINCUENTA MIL TRESCIENTOS OCHENTATA PESOS 00/100 M.N.) OBLIGANDOSE EL ARRENDATARIO A PAGAR EL PRIMER MES POR ADELANTADO A LA FIRMA DEL CONTRATO, OTORGADO, LOS ARRENDADORES DARAN EL COMPROBANTE LEGAL CORRESPONDIENTE, QUE DEBERA CUMPLIR CON TODOS LOS REQUISITOS FISCALES. EL IMPUESTO AL VALOR AGREGADO QUE CAUSE EL PRESENTE CONTRATO, SERA CUBIERTO POR EL ARRENDATARIO Y ENTERADO POR LOS ARRENDADORES.

     QUINTA.- LA RENTA AQUI CONVENIDA SERA INCREMENTADA EN EL MISMO PORCENTAJE QUE AUMENTE EL SALARIO MINIMO EN ESTA ZONA Y SEGUIRA INCREMENTANDOSE CADA VEZ QUE TENGA VARIACION, PROCEDIENDO ESTE AUMENTO A PARTIR DE LA FECHA QUE SE
CONOZCA OFICIALMENTE, Y DURANTE LA VIGENCIA DE EL PRESENTE CONTRATO, O EN EL MISMO PORCENTAJE DE EL DESLIZ MENSUAL CONTA EL DOLLAR AMERICANO QUE SUFRA NUESTRA MONEDA MEXICANA, O DE ACUERDO CON EL INDICE DE INCREMENTO DE RENTAS QUE FIJE EL BANCO DE MEXICO. DE ESTAS TRES MEDIDAS DE INCREMENTO SERA TOMADA SOLAMENTE LA QUE MAYOR RESULTE EN EL MES QUE PROCEDA EL COBRO. SE CONVIENE ENTRE AMBAS PARTES QUE LA RENTA MENSUAL ESTIPULADA, DEBERA CUBRIRSE POR MENSUALIDADES ADELANTADAS, PRESISAMENTE LOS DIAS VEINTITRES DE CADA MES EN EL DOMICILIO QUE LOS ARRENDADORES LE INDIQUEN DENTRO DE ESTA CIUDAD ENTREGANDOSE EL COMPROBANTE LEGAL CORRESPONDIENTE.

     SEXTA.- EL INMUEBLE ES RECIBIDO POR EL ARRENDATARIO EN PERFECTAS CONDICIONES Y DEBERA EFECTUAR LAS REPARACIONES DE TODOS AQUELLOS DETERIOROS, O COMPOSTURAS, COMO DESTAPAR CANOS, TAPAR GOTERAS, LADRILLOS DESPEGADOS, ASI PISOS Y TECHOS Y POR LA REPARACION DE DICHOS OBJETOS, NO TENDRA DERECHO ALGUNO EL ARRENDATARIO A COMPENSACION POR PARTE DE LOS ARRENDADORES.

     PARA GARANTIZAR EL PAGO DE LAS REPARACIONES QUE DEBERAN EFECTUARSE EN EL INMUEBLE A LA DEVOLUCION DE ESTE POR LOS DESPERFECTOS QUE SE OCACIONARAN DURANTE LA OCUPACION DEL MISMO EL ARRENDATARIO ENTREGARA EN EL ACTO LA CANTIDAD DE $ 14,812.00 (CATORCE MIL OCHOCIENTOS DOCE PESOS 00/100 M.N.), COMO DEPOSITO EN GARANTIA OBLIGANDOSE TAMBIEN EL ARRENDATARIO A PAGAR EXCEDENTES QUE NO CUBRIERA DICHO DEPOSITO POR EL MISMO CONCEPTO O SERA DEVUELTO EN CASO DE NO EXISTIR DANO ALGUNO.

     SEPTIMA.- CONVIENEN AMBAS PARTES QUE DURANTE LA VIGENCIA DE EL PRESENTE CONTRATO EL ARRENDATARIO CONTRATE UN SEGURO CONTRA INCENDIOS EL CUAL SE EXTIENDA A CUBRIR TODOS LOS BIENES ASEGURADOS CONTRA RIEZGO DE: EXPLOCION, HURACANES, TERREMOTOS, VEHICULOS, GRANIZO, AVIONES Y HUMO LO CUAL SERA PARTE PARA LA PROTECCION DEL INMUEBLE, SIENDO EL VALOR DE ESTE EL DE UN AVALUO, QUE SE ANEXE AL PRESENTE CONTRATO, DEBIDAMENTE FIRMADO, EL CUAL SE RENOVARA ANUALMENTE, PARA AJUSTAR SU VALOR.

     OCTAVA.- EL ARRENDATARIO NO PODRA SUB-ARRENDAR LA PROPIEDAD, NI TRASPASAR SUS DERECHOS EN FORMA EXPRESA O TACITA, SALVO AUTORIZACION POR ESCRITO, DADA POR LOS ARRENDADORES A PERSONAS QUE REUNAN LAS MISMAS CONDICIONES DE HONORABILIDAD Y SOLVENCIA.

     NOVENA.- SERA POR CUENTA DE EL ARRENDATARIO LOS CONSUMOS Y MATENIMIENTOS DE ENERGIA ELECTRICA, GAS, TELEFONO, ETC., QUE REQUIERA PARA SU USO, EN CONSECUENCIA SE OBLIGA A CONTRATAR DIRECTAMENTE DICHOS SERVICIOS, ASI COMO CONVIENEN ENTREGAR EL LOCAL QUE SE DA EN ARRENDAMIENTO LIBRE DE CUALQUIER ADEUDO QUE SURGIERA A LA FECHA DE LA ENTREGA MATERIAL DEL MISMO, SI A LA FINCA ARRENDADA LE FUERA INSTALADO CONTADOR DE AGUA, PARA LOS EFECTOS DE COBRO DE CUOTA SOBRE LA BASE DE CONSUMO, POR PARTE DE LAS AUTORIDADES MUNICIPALES CUBRIRA ESTA CUOTA SI EN VIRTUD DE EL NEGOCIO QUE INSTALE, SI EL PATRONATO DE LOS SERVICIOS CORRESPONDIENTES, AUMENTA LA CUOTA BIMESTRAL, ESTA DIFERENCIA SERA CUBIERTA CON EL IMPORTE DE LA RENTA.

     DECIMA.- EL ARRENDATARIO PUEDE EFECTUAR POR SU CUENTA, PREVIA AUTORIZACION POR ESCRITO DE LOS ARRENDADORES, DEL PROYECTO RESPECTIVO A LAS INSTALACIONES Y ARREGLOS QUE SEAN NECESARIOS EN EL INMUEBLE, OBJETO DE, ARRENDAMIENTO, A FIN DE DEJARLO EN CONDICIONES DE SERVICIO CON LA SOLA OBLIGACION A CARGO DE EL ARRENDATARIO, DE QUE AL TERMINAR EL ARRENDAMIENTO DEVUELTA EL INMUEBLE EN LAS CONDICIONES ORIGINALES EN QUE LO RECIBIO, CON SOLO EL DETERIORO DEL USO NATURAL Y MODERADO. ASI MISMO EL ARRENDATARIO SE OBLIGA A RESPONDER POR LOS DANOS Y PERJUICIOS QUE SE OCACIONEN AL INMUEBLE POR SU PERSONAL O VISITANTES Y RENUNCIA EXPRESAMENTE A HACER CARGOS A LOS ARRENDADORES POR DANOS Y PERJUICIOS QUE SUFRA SU NEGOCIO POR ACTOS Y OMISIONES DE TERCEROS Y OTROS INQUILINOS.

     DECIMO PRIMERA.- LOS ARRENDORES RENUNCIAN EXPRESAMENTE AL DERECHO DE REFERENCIA, A QUE SE REFIERE EL ART. 2365 DEL CODIGO CIVIL DE EL ESTADO, POR EL CASO DE QUE LO ARRENDADORES DESEEN ENAJENAR TODO O PARTE DE EL INMUEBLE O CUALQUIER DERECHO REAL O PERSONAL SOBRE EL MISMO, POR SU PARTE EL ARRENDADOR SE OBLIGA A LO SIGUIENTE:

     DECIMO SEGUNDA.-

A).- LIQUIDAR LA RENTA EN FORMA Y TIEMPO CONVENIDO DE NO SER ASI SE PAGARA UN 6% MENSUAL SOBRE LA RENTA VIGENTE , MENCIONADA POR CONCEPTO DE INTERESES MORATORIOS.

B).- A CONCERVAR EL LOCAL QUE SE ENTREGA EN ARRENDAMIENTO, EN BUEN ESTADO DE LIMPIEZA E HIGIENE DURANTE LA VIGENCIA DEL PRESENTE CONTRATO.

C).- A NO COLOCAR ANUNCIOS O ROTULOS EN EL LOCAL ARRENDADO SIN LA AUTORIZACION PREVIA Y POR ESCRITO DE LOS ARRENDADORES Y DESDELUEGO OBLIGANDOSE A RETIRARLOS AL CONCLUIR EL ARRENDAMIENTO, SIN DANAR EL INMUEBLE Y DEJANDOLO EN SU ESTADO ORIGINAL.

D).- A NO TENER ANIMALES SEAN O NO DOMESTICOS O DE CUALQUIER NATURALEZA.

E).- A NO INTRODUCIR O GUARDAR EN LA BODEGA NINGUN MATERIAL INFLAMABLE SUCEPTIBLE DE INFLAMARSE EN CANTIDADES EXCESIVAS Y SIEMPRE CON EL CUIDADO REQUERIDO DE MANEJO.

F).- A DESTINAR EL INMUEBLE ARRENDADO UNICA Y EXCLUSIVAMENTE PARA BODEGA Y OFICINAS ADMINISTRATIVAS Y DISTRIBUCION DE VARIAS MERCANCIAS, ASI COMO SUB-ENSABLES ELECTRONICOS PROPIEDAD DE EL ARRENDAMIENTO.

G).- A DESOCUPAR EL INMUEBLE AL VENCIMIENTO ESTIPULADO EN ESTE , Y DE NO HACERLO MIENTRAS DURE EL JUICIO DE DESOCUPACION, PAGAR POR DANOS Y PERJUICIOS A LOS ARRENDADORES LA CANTIDAD QUE RESULTE DE ACUERDO A LA ULTIMA RENTA QUE ESTE CONTRATO ESTIPULE MENSUALMENTE Y ADICIONALES A ESTA $ 50,000.00 (CINCUENTA MIL PESOS 00/100 M.N.) MENSUALMENTE ADICIONALES A LA RENTA VIGENTE, SIN QUE ESTO SEA ACEPTACION DE RENOVACION DE CONTRATO.

     DECIMO TERCERA.- LAS PARTES CONVIENEN QUE TODAS LAS ESTIPULACIONES CONTENIDAS EN EL PRESENTE CONTRATO, LAS HAN ACORDADO SIN QUE EXISTA ERROR O DOLO DE NINGUNA ESPECIE ASI COMO NO CONTENER CLAUSULAS EN CONTRA DE LA MORAL O EL DERECHO DE EFECTO DE LO QUE AQUI ESTA ESTABLECIDO, Y PARA TODO CONFLICTO QUE SE SUCITE CON MOTIVODE LA INTERPRETACION Y EJECUCION DE EL PRESENTE CONTRATO, LAS PARTES SE SOMETERAN EXPRESAMENTE A LAS LEYES SIGUIENTES Y TRIBUNALES COMPETENTES DE LA CIUDAD DE GUADALAJARA, JAL., RENUNCIANDO EXPRESAMENTE A CUALQUIER OTRO FUERO QUE PUEDA CORRESPONDERLES EN RAZON DE SUS DOMICILIOS PRESENTES O FUTUROS POR PRIVILEGIADOS QUE ESTOS FUERAN.

     LEIDO QUE FUE POR AMBAS PARTES ESTE CONTRATO Y UNA VEZ ENTERADOS DE SU CONTENIDO Y AL CALCE LO FIRMAN DE COMUN ACUERDO EN LA CIUDAD DE GUADALAJARA, JAL., EL DIA VEINTITRES DE ABRIL DE MIL NOVECIENTOS NOVENTA Y SEIS, QUEDANDO UN EJEMPLAR DEL MISMO EN PODER DE CADA UNA DE LAS PARTES QUE EN ESTE INTERVIENEN.


                          L O S A R R E N D A D O R E S


              NATALIA SOFIA PRESNO RUBIN. MARIO RAUL PRESNO RUBIN .



                           MANUEL FERNANDEZ FERNANDEZ.

                           E L A R R E N D A T A R I O



                            JPM PANTERA, S.A. DE C.V.
                    FIRMA LA SRA. MARIA LUISA LOZANO GARCIA.


CONVENIO MODIFICATORIO, EN RELACION AL CONTRATO DE ARRENDAMIENTO QUE TIENEN CELEBRANDO EN GUADALAJARA, JAL., CON FECHA 23 DE ABRIL DE 1996 COMO ARRENDADORES A NATALIA SOFIA PRESNO RUBIN, MARIO RAUL PRESNO RUBIN Y A MANUEL FERNANDEZ FERNANDEZ, Y COMO ARRENDATARIO A JPM PANTERA, S.A. DE C.V. RESPECTO DE EL INMUEBLE ( BODEGA Y OFICINAS ) UBICADAS EN LA CALLE DE MONTEMORELOS # 121 DE EL FRACC. DE LOMA BONITA EN ZAPOPAN, JAL., CON UNA SUPERFICIE DE 2,666 MTS. CUADRADOS.


                               C L A U S U L A S :


     1.- Ya no intervendran a partir de la fecha de este CONVENIO los ARRENDADORES personas fisicas, e intervendra para todos los efectos legales procedentes el propietario del inmueble, que es GRUPO FERMER, S.A. DE C.V. Sociedad mercantil constituida bajo escritura numero 14,513 de fecha primero de Noviembre de 1981 ante la fe del Notario Publico numero 60 Lic. Conrado Ceballos Ponce, cuyo administrador unico es el Sr. MARIO FRESNO PEREZ, con todas las facultades para representar a la Sociedad en todo tipo de contratos y con facultad incluso para actos de dominio, como se desprende de la mencionada Escritura por lo cual de ahora en adelante la renta se pagara directamente a GRUPO FERMER, S.A. DE C.V. en el domicilio de Prolongacion Milo # 3660 Col. La Nogalera en Guadalajara, Jal.

     2.- La representacion legal de JPM PANTERA, S.A. DE C.V. la tiene la Sra. Ma. Luisa Lozano Garcia, segun escritura numero 1,849 de fecha 11 de Octubre de 1995 ante la fe de el Notario Publico 218 Lic. Jose Luis Villacencio Castaneda de la ciudad de Mexico, D.F.

     3.- Los intervinientes de este CONVENIO con las representaciones legales indicadas, expresan para todos los efectos legales procedentes que representan los terminos del CONTRATO de arrendamiento, y aceptan igualmente los terminos, obligaciones y derechos de las clausulas.

     4.- Comparecen igualmente en este instrumento, expresando su conformidad tambien para todos los efectos legales a la Srita. NATALIA SOFIA PRESNO RUBIN, el Sr. MARIO RAUL PRESNO RUBIN y el Sr. MANUEL FERNANDEZ FERNANDEZ.

     Leido que fue el presente CONVENIO y enteradas las partes de su alcance valor y contenido, lo firman para constancia los que en este intervienen quedando un ejemplar para cada uno de los intervenientes con fecha 23 de Mayo de 1997.








   GRUPO FERMER, S.A. DE C.V.                       JPM PANTERA, S.A. DE C.V.
    SR. MARIO PRESNO PEREZ                        SRA. MA. LUISA LOZANO GARCIA.
        (ARRENDADOR)                                    (ARRENDATARIO)




   NATALIA SOFIA PRESNO RUBIN                       MARIO RAUL PRESNO RUBIN
          (CONFORME)                                       (CONFORME)




                                                   MANUEL FERNANDEZ FERNANDEZ.
                                                           (CONFORME)